UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026 (August 12, 2026)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

406-839-0816

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2026, the Board of Directors (the “Board”) of Bion Environmental Technologies, Inc. (the “Company”) adopted a Director Compensation Policy (the “Policy”) applicable solely to the Company’s non-employee directors, establishing the compensation payable to such non-employee directors for service on the Board.

Under the Policy, each non-employee director is entitled to an annual retainer of $50,000 for the Company’s fiscal years ended June 30, 2026 and ending June 30, 2027 (which the Board approved in recognition of the additional workload, responsibility and liability assumed by directors in connection with the Company’s ongoing turnaround efforts), and $25,000 for each fiscal year thereafter, unless otherwise changed by further resolution of the Board. Retainers are payable entirely in shares of the Company’s common stock granted under the Company’s 2006 Consolidated Incentive Plan adopted on 11/14/2006 (as amended) or the 2021 Equity Incentive Awards Plan adopted on 1/4/2022, in lieu of cash.

Beginning with the fiscal year commencing July 1, 2027, retainers will be earned in advance each July 1 by directors then serving on the Board and converted into shares at a price equal to the average of the closing prices of the Company’s common stock for the ten trading days ending on and including the immediately preceding June 30.

For the fiscal years ended June 30, 2026 and ending June 30, 2027, retainers will instead be converted into shares at a price per share equal to the price in the Company’s anticipated financing expected to trigger conversion of the Company’s outstanding convertible notes (the “Note Conversion Financing”). The grant, issuance, vesting and payment of director compensation for those two fiscal years is expressly conditioned upon the closing of the Note Conversion Financing. If the Note Conversion Financing does not close, no compensation will be granted, issued or paid to directors for those fiscal years, notwithstanding that the Policy describes such compensation as having been earned or accrued as of a given date for service-measurement purposes.

In connection with the Policy, the Board also approved an amendment to the Company’s Amended and Restated Bylaws, described further under Item 5.03 below, establishing the position of “Lead Director” of the Board, commencing with the fiscal year beginning July 1, 2026. The Lead Director will work closely with the Company’s Chief Executive Officer on business strategy, key negotiations, and shareholder and other business relationship management. Beginning with the fiscal year commencing July 1, 2026, the director serving as Lead Director will receive an additional annual retainer of $25,000, payable in shares on the same terms and timing described above for the standard annual retainer. As of the date of this Report, the Board has not yet designated an individual to serve as Lead Director.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2026, the Board adopted Amendment No. 1 to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”), effective as of June 30, 2026. The Bylaw Amendment (i) added a new Section 22A to Article III of the Bylaws establishing the position of Lead Director of the Board, and (ii) amended and restated Section 23 of Article III (Compensation) to clarify the Board’s authority to compensate directors in cash, equity awards, or a combination thereof, including pursuant to a Director Compensation Policy adopted by the Board from time to time. See Item 5.02 above for a description of the Director Compensation Policy adopted by the Board in connection with the Bylaw Amendment.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Bion Environmental Technologies, Inc.
10.1	Director Compensation Policy of Bion Environmental Technologies, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Stephen Craig Scott
Date: August 13, 2026	Name:	Stephen Craig Scott Interim CEO